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                                                                     Exhibit 4.4


                   SALE AND CONTRIBUTION AGREEMENT SUPPLEMENT


      THIS SALE AND CONTRIBUTION AGREEMENT SUPPLEMENT (this "Sale Agreement Supplement"), dated August 26, 1999 (the "Purchase Date") is entered into among ADVANTA BUSINESS SERVICES CORP. ("ABS," in its capacity as "Originator" and "Servicer"), a Delaware corporation located at 1020 Laurel Oak Road, Voorhees, New Jersey 08043, ADVANTA LEASING RECEIVABLES CORP. VIII ("ALRC VIII"), a Nevada corporation located at 639 Isbell Road, Suite 390-A, Reno, Nevada 89509 and ADVANTA LEASING RECEIVABLES CORP. IX ("ALRC IX"), a Nevada corporation located at 639 Isbell Road, Suite 390-B, Reno, Nevada 89509 (each of ALRC VIII and ALRC IX is an "Obligor" and a purchaser or recipient of a contribution hereunder and, together, ALRC VIII and ALRC IX are the "Obligors").

                              W I T N E S S E T H:

            Reference is hereby made to that certain Master Sale and Contribution Agreement, dated as of August 26, 1999 (the "Master Sale Agreement"), between ABS and the Obligors. Pursuant to the Master Sale Agreement ABS agrees to sell, transfer, assign, set over, contribute, quitclaim and otherwise convey to the Obligors and the Obligors agree to purchase, acquire or accept, from time to time, Conveyed Assets (as defined below) and the Obligors agree to Pledge such Conveyed Assets to the Trustee. The Master Sale Agreement provides that each sale of Conveyed Assets be evidenced by the execution of delivery of a Sale and Contribution Agreement Supplement (each, a "Sale Agreement Supplement") such as this Supplement.

            The Conveyed Assets sold or contributed by ABS pursuant to this Supplement consist of all accounts, general intangibles, instruments, chattel paper, documents, money, letters of credit, advices of credit, deposit accounts, certificates of deposit, investment property, goods and other property consisting of, arising from or related to any of the following: (i) the Contracts listed on the List of Contracts delivered with this Sale Agreement Supplement, all amounts due or to become due thereunder, (ii) all Collections after the related Cut-Off Date, (iii) all of ABS' right, title and interest in, to and under the Related Security associated therewith, (iv) all balances, instruments, monies, securities, investment property or other property received or held from time to time by the Servicer and representing Collections received after the related Cut-Off Date; (v) the right, title and interest of ABS in the Equipment associated with such Contracts, and (vi) all proceeds of the foregoing, but excluding any Insurance Premiums, taxes, late charge fees (if the Servicer has made an advance to cover such late payment) and Initial Unpaid Amounts.

            The Cut-Off Date with respect to the Contracts is the opening of business on August 1, 1999. The Purchase Date is August 26, 1999.
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            NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

            Section 1. Definitions. For the purposes of this Agreement, capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in the Master Agreement or the Master Sale Agreement.

            Section 2. Conveyance. (a) (i) ABS hereby sells, transfers, assigns, sets over, contributes, quitclaims and otherwise conveys to ALRC VIII all of ABS' right, title and interest in, to, and under ABS' Residual Interest in the Equipment, whether now existing or hereafter arising and all monies due or to become due in respect thereof. Each such transfer of the Residual Interest shall be without representation, warranty or recourse except as set forth in Section 3 hereof.

            (ii) ABS hereby sells, transfers, assigns, sets over, contributes, quitclaims and otherwise conveys to ALRC IX all of ABS' right, title and interest in, to, and under all Conveyed Assets other than the Residual Interest, and all monies due or to become due in respect thereof whether now existing or hereafter arising. Each such transfer of Conveyed Assets by ABS shall be without representation, warranty or recourse except as set forth in Section 3 hereof.

            (iii) The parties hereto intend that the conveyance of ABS' right, title and interest in and to the Conveyed Assets (other than Insurance Premiums, taxes, late charge fees (if the Servicer has made an advance to cover such late payment) and Initial Unpaid Amounts) shall constitute an absolute sale or contribution to capital, conveying good title free and clear of any liens, claims, encumbrances or rights of others from ABS to the respective Obligor and that the Conveyed Assets shall not be part of ABS' estate in the event of the insolvency, bankruptcy or similar event with respect to ABS. It is the intention of the parties hereto that the arrangement with respect to the Conveyed Assets shall constitute a purchase and sale or contribution to capital and not a loan. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Sale Agreement Supplement shall constitute a security agreement under applicable law and that ABS shall be deemed to have granted and does hereby grant, to the respective Obligors a first priority perfected security interest in all of ABS' right, title and interest in the Conveyed Assets.

            (b) In connection with such transfer, ABS has heretofore recorded and filed, at its own expense, financing statements (and will hereafter file timely continuation statements with respect to such financing statements) with respect to the Conveyed Assets, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and to maintain the perfection of, the conveyance of the Conveyed Assets from ABS to the Obligors and the pledge of the Conveyed Assets from the Obligors to the Trustee, and delivered a copy of such financing statements or other evidence of such filings to the Obligors; in addition, ABS, in connection with the conveyance of the Conveyed Assets under this Sale Agreement Supplement, shall on or prior to the date hereof, file UCC-1 financing statements


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with respect to its interest, if any, in the Equipment in such jurisdictions as it shall determine to be required to perfect its interest, if any, in the Equipment, related to Contracts representing not less than 85% of the Statistical Aggregate Contract Principal Balance. Each of the Obligors shall also, on or prior to the date hereof, file UCC-1 financing statements with respect to its interest, if any, in the Equipment related to the Contracts representing not less than 85% of the Statistical Aggregate Contract Principal Balance. For such purpose, Statistical Aggregate Contract Principal Balance means the aggregate of the Contract Principal Balances of the related Contracts, calculated as of the Statistical Calculation Date using the Statistical Discount Rate (all as defined or described in the Prospectus dated August 20, 1999 and relating to the Obligors' Equipment Receivables Asset-Backed Notes, Series 1999-1, Class A-1, Class A-2 and Class A-3).

            (c) Except as provided in the preceding subsection (b) and except as required by the Master Agreement or the Series Supplements, no financing statements have been or will be recorded or filed with respect to the sale or transfer of the Equipment unless (i) ABS as Servicer shall determine to file UCC-3 or similar statements with respect to such Equipment in order to exercise remedies with respect to Defaulted Contracts to which such Equipment relates or
(ii) such Equipment has a value in excess of $25,000; and the Contract Files will not be physically delivered to the Obligors or to the Trustee but instead will be held by the Servicer (or its designated custodian) on behalf of the Trustee and the Contract Files will be marked as required by the Master Agreement.

            (d) In connection with such transfer, ABS shall, at its expense, (i) cause its books and records to be marked to show that the Conveyed Assets have been transferred to the Obligors in accordance with the Master Sale Agreement and this Sale Agreement Supplement and the Conveyed Assets have been pledged to the Trustee in accordance with the Master Agreement and the related Series Supplement on or prior to the Purchase Date and (ii) deliver to the Obligors or as directed by the Obligors, the related List of Contracts. Each Obligor agrees
(i) to mark its books and records to show the acquisition of the Conveyed Assets and that such Conveyed Assets have been pledged to the Trustee in accordance with the Master Agreement, the related Series Supplement and this Sale Agreement Supplement and (ii) to deliver to the Trustee or cause to be delivered to the Trustee, the related List of Contracts on the Purchase Date.

            (e) (i) With respect to the Residual Interest contributed to ALRC VIII under Section 2(a)(i) of this Sale Agreement Supplement, ABS and ALRC VIII agree that ALRC VIII shall pay to ABS such amount as is agreed between ABS and ALRC VIII, if any, in payment of the purchase price of the Residual Interest and any value of the Residual Interest in excess thereof, ABS hereby contributes to the capital of ALRC VIII. The amount, if any, to be paid by ALRC VIII to ABS as set forth in this subsection 2(d)(i) shall be paid to ABS on the date hereof in immediately available funds.

            (ii) With respect to the Conveyed Assets sold and contributed to ALRC IX under Section 2(a)(ii) of this Sale Agreement Supplement, ABS and ALRC IX agree that ALRC IX shall pay to ABS such amount as is agreed between ABS and ALRC IX in payment of the purchase price of the Conveyed Assets (other than the Residual Interest) and any value of the Conveyed Assets (other than the Residual Interest) in excess thereof, ABS hereby contributes to


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the capital of ALRC IX. The amount, if any, to be paid by ALRC IX to ABS as set forth in this subsection 2(d)(ii) shall be paid to ABS on the date hereof in immediately available funds.

            Section 3. Representations and Warranties. (a) ABS hereby (i) confirms the accuracy, as of the Purchase Date, of the representations and warranties of ABS set forth in the Master Sale Agreement, and (ii) represents and warrants that, as of the Purchase Date, each Contract is an "Eligible Contract" as such term is defined in the Series 1999-1 Supplement, dated as of August 26, 1999. Such representations and warranties are made for the benefit of the Obligors and the Trustee, and the Obligors are relying on such representations and warranties in acquiring the Conveyed Assets. Such representations and warranties speak as of the Purchase Date, unless otherwise indicated, but shall survive the transfer of the respective Conveyed Assets to the Obligor and its successors and assigns and the Pledge by the Obligor to the Trustee.

            (b) Each Obligor hereby confirms the accuracy as of the Purchase Date of the representations and warranties set forth in Section 3.02 of the Master Sale Agreement.

            Section 4. Amendment. This Sale Agreement Supplement may be amended from time to time by ABS and the Obligors only with the prior written consent of the Trustee.

            Section 5. Governing Law. This Sale Agreement Supplement and any amendment hereof pursuant to Section 4 shall be construed in accordance with and governed by the substantive laws of the State of New York (without regard to choice of law principles) applicable to agreements made and to be performed therein and the obligations, rights, and remedies of the parties under this Sale Agreement Supplement shall be determined in accordance with such laws.

            Section 6. Counterparts. This Sale Agreement Supplement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.

            Section 7. Binding Effect: Third-Party Beneficiaries. This Sale Agreement Supplement will inure to the benefit of and be binding upon the parties hereto, the Trustee and their respective successors and permitted assigns.

            Section 8. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.


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            IN WITNESS WHEREOF, ABS and the Obligors have caused this Sale and
Contribution Agreement Supplement to be duly executed by their respective officers as of the day and year first above written.

                                 ADVANTA BUSINESS SERVICES CORP.,
                                   in its individual capacity and as
                                   Originator and Servicer


                                 By: /s/ Mark Shapiro
                                     -------------------------------------
                                     Name:  Mark Shapiro
                                            ------------------------------
                                     Title: Assistant Treasurer
                                            ------------------------------



                                 By: /s/ Mark Shapiro
                                     -------------------------------------
                                     Name:  Mark Shapiro
                                            ------------------------------
                                     Title: Assistant Treasurer
                                            ------------------------------



                                 ADVANTA LEASING RECEIVABLES VIII,
                                    as an Obligor


                                 By: /s/ Mark Shapiro
                                     -------------------------------------
                                     Name:  Mark Shapiro
                                            ------------------------------
                                     Title: Treasurer
                                            ------------------------------



                                 ADVANTA LEASING RECEIVABLES IX,
                                    as an Obligor


                                 By: /s/ Mark Shapiro
                                     -------------------------------------
                                     Name:  Mark Shapiro
                                            ------------------------------
                                     Title: Treasurer
                                            ------------------------------